Exhibit 99.1

TuHURA Biosciences, Inc. Enters into Definitive Merger Agreement to Acquire Kineta, Inc.

Opportunistic acquisition adds Phase 2 novel checkpoint inhibitor (KVA12123) to TuHURA’s late stage pipeline

Targeting Phase 2a/b trial with KVA12123 in mutated NPM1 AML in 2025

Cross product and technology synergies build on TuHURA’s therapeutic focus on overcoming primary and acquired resistance to cancer immunotherapy

Proposed Transaction expected to close in Q1 2025

TAMPA, FL and SEATTLE, WA, December 12, 2024 – TuHURA Biosciences, Inc. (Nasdaq: HURA) (“TuHURA”), a Phase 3 registration-stage immune-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, and Kineta, Inc. (OTC Pink: KANT) (“Kineta”), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology that address cancer immune resistance, today announced that they have entered into a definitive merger agreement in which TuHURA would acquire Kineta, including the rights to Kineta’s novel KVA12123 antibody, for a combination of cash and shares of TuHURA common stock via a merger transaction (the “Proposed Transaction”).

“We are pleased to have entered into this definitive agreement with Kineta, which represents the culmination of the Exclusivity and Right of First Offer Agreement that TuHURA and Kineta entered into in July 2024. Our strategy of providing Kineta this past summer with a $5 million exclusivity fee to restart and finish their Phase 1 monotherapy and combination with pembrolizumab trial demonstrated our view that the PK/PD profile would position KVA12123 as a potential best-in-class V-domain Ig suppressor of T-cell activation (VISTA)-inhibiting antibody. We believe the real potential for this class of checkpoint inhibitors resides in the treatment of blood related cancers. The data presented at the December 2024 ASH meeting indicates a strong correlation between NPM1 mutations (mNPM1) and elevated VISTA expression, particularly in the context of acute myeloid leukemia (AML), where high VISTA levels on leukemia cells, associated with mNPM1, can potentially contribute to immune evasion and disease progression impacting their treatment response. Given mNPM1 drives leukemogenesis through menin, and the introduction of menin inhibitors improving treatment responses in mNPM1-associated AML, a combination with a VISTA-inhibiting antibody could be the next step in improving response rates in AML,” commented James Bianco, M.D., President and Chief Executive Officer of TuHURA.

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KVA12123 is a VISTA-blocking immunotherapy in development as a monoclonal antibody infusion drug dosed every two-week cycles. It is completing two clinical trials both as a monotherapy and in combination with Merck’s anti-PD1 therapy, KEYTRUDA® (pembrolizumab), in patients with advanced treatment-refractory solid tumors. Competitive therapies targeting VISTA have demonstrated either poor monotherapy anti-tumor activity in preclinical models or induction of cytokine release syndrome (CRS) in human clinical trials. Through the combination of unique epitope binding and an optimized IgG1 Fc region, KVA12123 demonstrates strong monotherapy tumor growth inhibition in preclinical models without evidence of CRS in clinical trial participants. KVA12123 has been shown to de-risk the VISTA target and provides a novel approach to address immune suppression in the tumor microenvironment (TME) with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer and represents the introduction of a new class of checkpoint inhibitors.

VISTA is a negative immune checkpoint that suppresses T cell function in a variety of solid tumors. High VISTA expression in tumor correlates with poor survival in cancer patients and has been associated with a lack of response to other immune checkpoint inhibitors. Blocking VISTA induces an efficient polyfunctional immune response to address immunosuppression and drives anti-tumor responses.

KVA12123 has completed enrollment in its monotherapy arm, demonstrating safety at its highest dose level (1000mg). Kineta anticipates completion of enrollment in the combination therapy arm where KVA12123 is administered with Merck's anti-PD1 therapy, KEYTRUDA® (pembrolizumab). Initial results were reported earlier this year at the American Association of Cancer Research (AACR) Annual Meeting 2024 and at the Society for Immunotherapy of Cancer (SITC) meeting, supporting best-in-class profile.

“Following a thorough review of exploring strategic alternatives for Kineta and the discussions held with TuHURA over the course of the past several months, we believe this acquisition by TuHURA maximizes shareholder value and provides an exciting development path forward for KVA12123. We believe KVA12123 has multiple synergies with both of TuHURA’s IFx and Delta receptor antibody-drug conjugate (ADC) and peptide drug conjugate (PDC) technologies and that a TuHURA acquisition will provide the necessary resources to advance KVA12123 through its clinical development, maximizing value for Kineta’s shareholders,” said Craig W. Philips, President of Kineta. “In addition to the TuHURA transaction, Kineta is continuing to pursue partnership opportunities for some of its other non-KVA12123-related products and technologies prior to the close of the TuHURA transaction.”

About the Proposed Transaction

Under the terms of the merger agreement, upon the completion of the Proposed Transaction, Kineta stockholders will receive their pro rata share (based on the number of Kineta fully diluted shares held by them) of aggregate merger consideration consisting of a combination of cash and shares of TuHURA common stock. The cash component of the aggregate merger consideration will be a base cash amount of $9,005,000 (consisting of a value of $15,000,000 minus the $5,995,000 advanced to Kineta under the Exclusivity and Right of First Offer Agreement) less the sum of Kineta’s working capital deficit at the closing of the Proposed Transaction and any working capital loans made by TuHURA to Kineta between the signing of the merger agreement and closing of the Proposed Transaction. The share component of the aggregate merger consideration will consist of an aggregate of up to approximately 3,476,568 shares of TuHURA common stock, subject to a six-month holdback of approximately 869,142 of such shares to satisfy certain additional liabilities of the closing date that may be identified after the closing. As additional merger consideration, Kineta stockholders will be entitled to receive their pro rata share of certain payments that Kineta may receive after the closing from the potential pre-closing sale by Kineta of certain non-KVA12123 products and technologies.

In connection with the merger agreement, TuHURA and Kineta entered into a Clinical Trial Funding Agreement under which TuHURA agreed to continue to fund clinical trial expenses for KVA12123 in an amount of up to $900,000, which may be increased upon mutual agreement. The merger agreement also provides that Kineta may request the extension of up to $2,000,000 in working capital loans from TuHURA, $1,750,000 of which will be contingent on the completion of a financing transaction by TuHURA.

The merger agreement has been unanimously approved by the boards of directors of both companies and is subject to Kineta stockholder approval. The completion of the Proposed Transaction is also subject to the satisfaction or waiver of certain other conditions, such as the approval by TuHURA’s stockholders of an increase in the number of authorized shares of TuHURA common stock, Kineta’s working capital deficit not exceeding $12,000,000 at the time of closing, the effectiveness of a registration statement on Form S-4 registering the shares of TuHURA common stock issuable to the Kineta stockholders in the Proposed Transaction, and other customary closing conditions. The Proposed Transaction is currently expected to close in the first quarter of 2025.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist candidates, TuHURA is leveraging its Delta receptor technology to develop first-in-class bi-specific ADCs and PDCs targeting Myeloid Derived

Suppressor Cells to inhibit their immune-suppressing effects on the TME to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

About Kineta

Kineta, Inc. (OTC Pink: KANT) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. Kineta’s immuno-oncology pipeline includes KVA12123, a novel VISTA blocking immunotherapy currently in a Phase 1/2 clinical trial in patients with advanced solid tumors, and a preclinical monoclonal antibody targeting CD27. For more information on Kineta, please visit www.kinetabio.com.

Through the combination of unique epitope binding and an optimized IgG1 Fc region, KVA12123 has demonstrated strong tumor growth inhibition as both a monotherapy and in combination with other checkpoint inhibitors in preclinical models. KVA12123 provides a novel approach to address immune suppression in the TME with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung carcinoma (NSCLC), colorectal, renal cell carcinoma, head and neck, and ovarian cancer.

In February 2024, Kineta announced a significant corporate restructuring to substantially reduce expenses and preserve cash. The restructuring included a significant workforce reduction and the suspension of enrollment of new patients in its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 in patients with advanced solid tumors. At that time, Kineta also announced that it was exploring strategic alternatives to maximize stockholder value.

Additional Information About the Proposed Transaction for Investors and Shareholders

In connection with the Proposed Transaction between TuHURA and Kineta TuHURA and Kineta intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will contain a preliminary prospectus of TuHURA and a proxy statement of Kineta in connection with the Proposed Transaction, referred to as a proxy statement/prospectus. If a proxy statement/prospectus is filed, after it is cleared by the SEC, a definitive proxy statement/prospectus will be mailed or made available to Kineta’s stockholders as of a record date to be established for voting on the Proposed Transaction and to the stockholders of TuHURA. TuHURA also will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS, IF ANY, THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE PROPOSED TRANSACTION. THIS PRESS RELEASE IS NOT A SOLICITATION TO STOCKHOLDERS TO APPROVE ANY TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by TuHURA through the website maintained by the SEC at www.sec.gov. The documents filed by TuHURA with the SEC may also be obtained free of charge at TuHURA’s website at www.tuhurabio.com or upon written request to: TuHURA, 10500 University Drive, Suite 110, Tampa, Florida 33612.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION DESCRIBED IN THIS PRESS RELEASE, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

TuHURA and Kineta and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transaction and other matters that may be set forth in the proxy statement/prospectus. Information about TuHURA’s directors and executive officers is set forth in TuHURA’s filings with the SEC, including TuHURA’s Current Report on Form 8-K filed with the SEC on October 21, 2024. Information about Kineta’s directors and executive officers is set forth in Kineta’s filings with the SEC, including Kineta’s proxy statement filed with the SEC on April 26, 2024. Additional information regarding the direct and indirect interests, by security holdings or otherwise, of those persons and other persons who may be deemed participants in the solicitation of proxies in the Proposed Transaction may be obtained by reading the proxy statement/prospectus when it becomes available. You may obtain free copies of these documents as described above under “Additional Information About the Proposed Transaction for Investors and Shareholders.”

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy the securities of TuHURA or Kineta, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which are referred to as the safe harbor provisions. Statements included herein are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of each of TuHURA and Kineta. In some cases, you can identify these statements by terminology such as “may,” “should,” “plans,” “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend,” including their opposites or similar phrases or expressions. TuHURA and Kineta caution investors that any forward-looking statements, including statements related to anticipated operating results, business strategies and outlook of TuHURA and Kineta, proposed financing for the Proposed Transaction, anticipated benefits of the Proposed Transaction, the anticipated impact of the Proposed Transaction on TuHURA’s and Kineta’s business and future financial and operating results, the expected amount and timing of synergies from the Proposed Transaction, the anticipated closing date for the Proposed Transaction, and other aspects of Kineta’s and TuHURA’s operations or operating results, are only predictions and involve known and unknown risks and uncertainties, many of which are beyond TuHURA’s and Kineta’s control, and could cause actual results to differ materially from those indicated in such forward-looking statements, which speak only as of the date of the press release. These factors, risks and uncertainties include, but are not limited to: the completion of the Proposed Transaction on anticipated terms and timing, anticipated tax treatment and unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, pricing trends, future prospects, credit ratings, business and management strategies which may adversely affect each of TuHURA’s and Kineta’s business, financial condition, operating results and the price of their respective common stocks; the failure to satisfy the conditions to the completion of the Proposed Transaction, including the adoption of the merger agreement by the stockholders of Kineta and TuHURA’s completion of a financing transaction, in a timely manner, or at all, or the failure to satisfy any of the other conditions to the completion of the Proposed Transaction, or unexpected delays in satisfying any conditions; uncertainties related to Kineta’s cash level and ability to continue as a going concern; the price of TuHURA common stock and Kineta common stock could change before the completion of the Proposed Transaction, including as a result of uncertainty as to the long-term value of the common stock of TuHURA or as a result of broader stock market movements; risks relating to the amount of Kineta’s estimated net working capital at the closing of the Proposed Transaction, including any resulting reduction or adjustments to the merger consideration or failure to satisfy the condition that Kineta’s estimated net working capital deficit not exceed $12,000,000 at closing; uncertainties as to access to available financing, including the required financing of TuHURA, to complete the Proposed Transaction upon acceptable terms and on a timely basis or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Kineta to pay a termination fee to TuHURA; risks that the Proposed Transaction does not qualify as a reorganization under the Internal Revenue Code; the risk that, if the Proposed Transaction or another strategic transaction is not successfully completed, the Kineta board of directors may decide to pursue a dissolution and liquidation of Kineta; the effect of the announcement or pendency of the Proposed Transaction on Kineta’s or TuHURA’s business relationships, competition, business, financial condition, and operating results; risks that the Proposed Transaction could disrupt current plans and operations of Kineta or TuHURA and the ability of Kineta or TuHURA to retain and hire key personnel; risks related to diverting either management team’s attention from ongoing business operations of Kineta or TuHURA; the outcome of any legal proceedings that may be instituted against Kineta or TuHURA related to the merger agreement or the Proposed Transaction; the ability of TuHURA to successfully integrate Kineta’s business or fully realize the anticipated synergies or other benefits expected from the Proposed Transaction; the ability of TuHURA to implement its plans, forecasts, expected financial performance and other expectations with respect to Kineta’s business or the combined business after the completion of the Proposed Transaction and realize additional opportunities, develop customer relationships, additional products and Kineta’s existing business; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the potentially significant amount of any costs, fees, expenses, impairments or charges related to the Proposed Transaction; the risk of no amounts being payable under the Disposed Asset Payment Right as defined in the merger agreement; the potential dilution of TuHURA and Kineta stockholders’ ownership percentage of TuHURA after the Proposed Transaction as compared to their ownership percentage of TuHURA and Kineta, as applicable, prior to the Proposed Transaction; TuHURA and Kineta directors and executive officers having interests in the Proposed Transaction that are different from, or in addition to, the interests of TuHURA and Kineta stockholders generally; the possibility that TuHURA’s results of operations, cash flows and financial position after the Proposed Transaction may differ materially from the unaudited pro forma condensed combined financial information contained in the proxy statement/prospectus; macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the biopharmaceutical sector; the highly competitive industries TuHURA and Kineta operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; legislative, regulatory and economic developments affecting Kineta’s and TuHURA’s businesses; the evolving legal, regulatory and tax regimes under which Kineta and TuHURA operate; restrictions during the pendency of the Proposed Transaction that may impact Kineta’s or TuHURA’s ability to pursue certain business opportunities or strategic transactions; and unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Kineta’s and TuHURA’s response to any of the aforementioned factors. The foregoing list of risks, uncertainties and factors is not exhaustive. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of TuHURA and Kineta described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond TuHURA’s and Kineta’s control, and are not guarantees of future results. Readers are cautioned not to put undue reliance on forward-looking statements, and TuHURA and Kineta assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither TuHURA nor Kineta gives any assurance that either TuHURA or Kineta will achieve its expectations.

Investor/Media Contacts:

TuHURA Biosciences, Inc.
Jenene Thomas

JTC Team, LLC

908.824.0775

tuhura@jtcir.com

Kineta, Inc.

Investor Relations

info@kineta.us